EXHIBIT 99
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
For Immediate Release
Brady reports F’07 third-quarter sales and earnings
MILWAUKEE (May 16, 2007)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today announced sales and earnings for its fiscal 2007 third quarter ended April 30, 2007.
     Sales for the quarter were $346.3 million, up 30 percent compared to sales of $266.5 million in the third quarter last year. Organic sales were up 1 percent over the prior year, acquisitions contributed 24 percent to sales growth, and currency exchange added 5 percent to sales results in the quarter.
     Net income for the quarter was down 4 percent to $29.0 million compared to $30.2 million in the same quarter last year. Earnings per diluted Class A Common Share were $0.53, down 13 percent compared to $0.61 in the fiscal 2006 third quarter. Fiscal 2007 earnings per share results include the effect of issuance of an additional 4.6 million shares through an equity offering in the fourth quarter of fiscal 2006 that reduced earnings per share by $0.05.
     Sales for the nine months ended April 30, 2007, rose 37 percent to $999.9 million compared to $730.1 million in the same period last year. Net income for the nine-month period was $83.1 million, up 2 percent compared to $81.7 million in the prior year. Nine-month earnings per share were $1.52 , down 7 percent compared to $1.64 per share in the period last year.
     Pre-tax charges to the income statement of $2.7 million for the quarter and $3.9 million for the nine- month period were taken for cost reduction actions. In addition, in connection with planned integration activities of acquisitions completed in the last 12 months, the company incurred severance and other charges of $6.6 million for the quarter and $8.2 million for the nine-month period that increased goodwill. Pre-tax savings from these actions are expected to be approximately $10 million in fiscal 2008.
     “We are pleased with the swift actions taken in the quarter to streamline our business and best fit the needs of our customers around the world. While it is still too early to see the results from these actions, we believe we are making the right adjustments to our cost structure,” said Brady President and Chief Executive Officer Frank M. Jaehnert.
     “Our results this quarter clearly demonstrate the benefits of geographic diversification. While the economy is slowing in the Americas and sales in Asia-Pacific were down primarily due to challenges in the OEM electronics business, strong organic growth in Europe due in part to new non-smoking legislation offset the other regions,” said Brady Chief Financial Officer David Mathieson. “Today we also reaffirm our previous guidance for fiscal 2007 sales of between $1.35 and $1.37 billion, net income of between $113 and $118 million, and diluted earnings per share between $2.06 and $2.15.”
     A webcast of a conference call regarding the company’s fiscal 2007 third quarter results will be available at www.investor.bradycorp.com beginning at 7:00 a.m. Central Time tomorrow.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 9,000 people at operations in the Americas, Europe and Asia/Pacific. Brady’s fiscal 2006 sales were approximately $1.018 billion.
     More information is available on the Internet at www.bradycorp.com.
Information by regional segment for the three and nine months ended April 30, 2007 and 2006 is as follows:

					Corporate
					and
(in Thousands)	Americas	Europe	Asia	Subtotals	Eliminations	Total

SALES TO EXTERNAL CUSTOMERS

Three months ended:
April 30, 2007	$153,861	$111,266	$81,205	$346,332	—	$346,332
April 30, 2006	137,438	80,420	48,636	266,494	—	266,494

Nine months ended:
April 30, 2007	$440,792	$302,478	$256,596	$999,866	—	$999,866
April 30, 2006	363,446	230,466	136,191	730,103	—	730,103

SALES GROWTH INFORMATION

Three months ended April 30, 2007:
Base	0.4%	10.1%	-10.1%	1.4%	—	1.4%
Currency	0.1%	12.2%	5.7%	4.8%	—	4.8%
Acquisitions	11.5%	16.1%	71.4%	23.8%	—	23.8%
Total	12.0%	38.4%	67.0%	30.0%	—	30.0%

Nine months ended April 30, 2007:
Base	2.7%	8.2%	-0.7%	3.8%	—	3.8%
Currency	0.4%	9.5%	4.4%	4.0%	—	4.0%
Acquisitions	18.2%	13.6%	84.7%	29.1%	—	29.1%
Total	21.3%	31.3%	88.4%	36.9%	—	36.9%

SEGMENT PROFIT (LOSS)

Three months ended:
April 30, 2007	$37,465	$29,370	$11,861	$78,696	($1,310)	$77,386
April 30, 2006	35,026	21,304	12,397	68,727	(2,724)	66,003
Percentage increase (decrease)	7.0%	37.9%	-4.3%	14.5%	-51.9%	17.2%

Nine months ended:
April 30, 2007	$103,163	$74,978	$46,391	$224,532	($5,733)	$218,799
April 30, 2006	92,188	62,071	37,124	191,383	(7,741)	183,642
Percentage increase (decrease)	11.9%	20.8%	25.0%	17.3%	-25.9%	19.1%

NET INCOME RECONCILIATION (in thousands)

	Three month ended:		Nine months ended:

	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006

Total profit for reportable segments	$78,696	$68,727	$224,532	$191,383
Corporate and eliminations	(1,310)	(2,724)	(5,733)	(7,741)

Unallocated amounts:
Administrative costs	(31,083)	(21,777)	(87,831)	(64,011)
Investment and other income	385	2,279	917	2,759
Interest expense	(6,428)	(4,496)	(16,407)	(8,920)
Income before income taxes	40,260	42,009	115,478	113,470
Income taxes	(11,273)	(11,763)	(32,334)	(31,772)

Net income	$28,987	$30,246	$83,144	$81,698

###
Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands)

	(Unaudited)
	Three Months Ended April 30,			Nine Months Ended April 30,
			Percentage			Percentage
	2007	2006	Change	2007	2006	Change

Net sales	$346,332	$266,494	30.0%	$999,866	$730,103	36.9%
Cost of products sold	177,181	125,739	40.9%	516,426	348,252	48.3%

Gross margin	169,151	140,755	20.2%	483,440	381,851	26.6%

Operating expenses:
Research and development	8,739	7,314	19.5%	26,353	20,677	27.5%
Selling, general and administrative	114,109	89,215	27.9%	326,119	241,543	35.0%

Total operating expenses	122,848	96,529	27.3%	352,472	262,220	34.4%

Operating income	46,303	44,226	4.7%	130,968	119,631	9.5%

Other income and (expense):
Investment and other income	385	2,279	-83.1%	917	2,759	-66.8%
Interest expense	(6,428)	(4,496)	43.0%	(16,407)	(8,920)	83.9%

Income before income taxes	40,260	42,009	-4.2%	115,478	113,470	1.8%

Income taxes	11,273	11,763	-4.2%	32,334	31,772	1.8%

Net income	$28,987	$30,246	-4.2%	$83,144	$81,698	1.8%

Per Class A Nonvoting Common Share:
Basic net income	$0.54	$0.62	-12.9%	$1.54	$1.67	-7.8%
Diluted net income	$0.53	$0.61	-13.1%	$1.52	$1.64	-7.3%
Dividends	$0.14	$0.13	7.7%	$0.42	$0.39	7.7%

Per Class B Voting Common Share:
Basic net income	$0.54	$0.62	-12.9%	$1.53	$1.65	-7.3%
Diluted net income	$0.53	$0.61	-13.1%	$1.50	$1.62	-7.4%
Dividends	$0.14	$0.13	7.7%	$0.40	$0.37	8.1%

Weighted average common shares outstanding (in Thousands):
Basic	53,953	48,923		53,860	49,039
Diluted	54,717	49,833		54,704	49,962

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	(Unaudited)
	April 30, 2007	July 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$119,338	$113,008
Short term investments	1,200	11,500
Accounts receivable, less allowance for losses ($8,828 and $6,390, respectively)	240,055	187,907
Inventories:
Finished products	82,295	59,365
Work-in-process	20,437	12,850
Raw materials and supplies	41,548	37,702

Total inventories	144,280	109,917
Prepaid expenses and other current assets	41,738	36,825

Total current assets	546,611	459,157

Other assets:
Goodwill	724,404	587,642
Other intangible assets, net	159,384	134,111
Deferred income taxes	37,185	34,135
Other	20,633	10,235

Total other assets	941,606	766,123

Property, plant and equipment:
Cost:
Land	6,299	6,548
Buildings and improvements	85,825	78,418
Machinery and equipment	235,914	198,426
Construction in progress	24,811	12,098

	352,849	295,490
Less accumulated depreciation	180,640	155,584

Net property, plant and equipment	172,209	139,906

Total	$1,660,426	$1,365,186

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$94,415	$78,585
Wages and amounts withheld from employees	62,560	61,778
Taxes, other than income taxes	6,881	6,231
Accrued income taxes	30,897	25,243
Other current liabilities	51,531	46,763
Short-term borrowings and current maturities on long-term debt	7	20

Total current liabilities	246,291	218,620

Long-term obligations, less current maturities	500,017	350,018

Other liabilities	63,719	50,502

Total liabilities	810,027	619,140

Stockholders’ investment:
Common stock:

Class A nonvoting common stock — Issued 50,481,743 and 50,481,743 shares,	505	505
respectively and outstanding 50,423,441 and 50,188,842 shares, respectively

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	260,342	258,922
Income retained in the business	521,567	460,991
Treasury stock - 58,302 and 292,901 shares, respectively of Class A nonvoting common stock, at cost	(2,218)	(10,865)
Accumulated other comprehensive income	69,420	35,696
Other	748	762

Total stockholders’ investment	850,399	746,046

Total	$1,660,426	$1,365,186

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Nine Months Ended
	April 30
	2007	2006

Operating activities:
Net income	$83,144	$81,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,403	23,973
Gain on foreign currency contract	—	(1,517)
Deferred income taxes	(2,129)	(3,500)
Loss on disposal of property, plant & equipment	(182)	188
Provision for losses on accounts receivable	1,800	1,102
Non-cash portion of stock-based compensation expense	5,022	4,275
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(21,946)	(25,570)
Inventories	(17,544)	(14,123)
Prepaid expenses and other assets	(14,634)	(2,604)
Accounts payable and accrued liabilities	(2,454)	(3,748)
Income taxes	4,008	(1,657)
Other liabilities	4,169	4,813

Net cash provided by operating activities	79,657	63,330

Investing activities:
Acquisition of businesses, net of cash acquired	(157,943)	(155,283)
Payments of contingent consideration	(10,906)	—
Purchases of short-term investments	(47,100)	(105,800)
Sales of short-term investments	57,400	82,900
Purchases of property, plant and equipment	(42,107)	(26,291)
Purchase of foreign currency contract	—	(2,134)
Proceeds from sale of property, plant and equipment	1,703	(51)
Other	(8,978)	(1,907)

Net cash used in investing activities	(207,931)	(208,566)

Financing activities:
Payment of dividends	(22,073)	(19,070)
Proceeds from issuance of common stock	4,144	6,960
Principal payments on debt	(110,674)	(339,051)
Proceeds from issuance of debt	259,300	538,330
Purchase of treasury stock	—	(27,299)
Income tax benefit from the exercise of stock options	902	3,707

Net cash provided by financing activities	131,599	163,577
Effect of exchange rate changes on cash	3,005	(997)

Net increase (decrease) in cash and cash equivalents	6,330	17,344
Cash and cash equivalents, beginning of period	113,008	72,970

Cash and cash equivalents, end of period	119,338	90,314

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$16,003	$4,572
Income taxes, net of refunds	33,268	30,844
Acquisitions:
Fair value of assets acquired, net of cash	$87,224	$61,602
Liabilities assumed	(33,037)	(23,188)
Goodwill	103,756	116,869

Net cash paid for acquisitions	$157,943	$155,283

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2006
	Q1	Q2	Q3	Q4	Total

EBITDA (1)
Net income	$30,198	$21,254	$30,246		$81,698
Interest expense	1,989	2,435	4,496		8,920
Income taxes	12,334	7,675	11,763		31,772
Depreciation and amortization	7,360	7,194	9,419		23,973

EBITDA (non-GAAP measure)	$51,881	$38,558	$55,924	$—	$146,363

	Fiscal 2007
	Q1	Q2	Q3	Q4	Total

EBITDA (1)
Net income	$34,448	$19,709	$28,987		$83,144
Interest expense	4,735	5,244	6,428		16,407
Income taxes	13,396	7,665	11,273		32,334
Depreciation and amortization	12,927	13,169	14,307		40,403

EBITDA (non-GAAP measure)	$65,506	$45,787	$60,995	$—	$172,288

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.